FORM OF
                                WARRANT AGREEMENT
                   -------------------------------------------

                        CASDIM INTERNATIONAL SYSTEMS INC.
                   -------------------------------------------


     THIS WARRANT AGREEMENT (this "Agreement") dated as of March 17, 1998 is made by and between Casdim International Systems Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and [ ] (the "Warrantholder").

     Subject to the terms and conditions hereof, the Company agrees to issue to the Warrantholder, pursuant to a letter agreement by and between the Company and the Warrantholder dated as of March 17, 1998 (the "Agreement"), warrants as hereinafter described (the "Warrants") to purchase up to an aggregate of 100,000 shares of the common stock of the Company, par value $.01 per share (the "Common Stock"), at a Warrant Price equal to 80% of the average closing bid and asked price of the Company's common stock as reported by the Nasdaq Bulletin Board (and if not quoted on the Nasdaq Bulletin Board as reported by National Quotation Bureau) on September 17, 1998, subject to adjustment pursuant to
Section 7 hereof. As used herein (i) the terms "Share" or "Shares" shall mean collectively the Common Stock issuable upon exercise of the Warrants together with any other securities issuable upon such exercise as provided in Section 7 of this Agreement; (ii) the term "Warrants" shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange or substitution pursuant to this Agreement; and (iii) the term "Warrant Price" shall mean the price per share of Common Stock at which the Common Stock shall at any time be purchasable upon exercise of the Warrants. In addition to the adjustments provided in Section 7 hereof, any fixed dollar per share amounts referenced in this Agreement shall be appropriately adjusted for any stock splits, subdivisions, stock dividends or stock distributions, combinations, reclassifications or consolidations or other changes to the Company's capital structure.

     For the purpose of defining  the terms and  provisions  of the Warrants and
the  respective  rights  and  obligations   thereunder,   the  Company  and  the
Warrantholder, for value received, hereby agree as follows:

     Section 1. Transferability and Form of Warrants.

     1.1. Registration. The Warrants shall be numbered and shall be registered on the books of the Company when issued, in accordance with Delaware corporate practice.






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     1.2. Transfer.  The Warrants shall be transferable only on the books of the
Company maintained at its principal office in New York, New York or wherever its principal office may then be located, upon delivery thereof duly endorsed by the Warrantholder seeking such transfer or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person entitled thereto.

     1.3. Form of Warrants. The form of certificate evidencing the Warrants shall be substantially as set forth in Exhibit 1 attached hereto. Certificates evidencing the Warrants shall be executed on behalf of the Company by its President or by any Vice President, shall be attested to by its Secretary or any Assistant Secretary, and shall be dated as of the date of execution thereof.

     1.4. Legend on Warrants and Shares. The Warrants, and the Shares issuable upon the exercise thereof, have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Each certificate for the Warrants shall bear the following legend:

                  "THE WARRANTS REPRESENTED BY THIS CERTIFICATE, AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF SUCH WARRANTS, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH WARRANTS MAY NOT BE SOLD, AS SIGNED, EXCHANGED OR OTHERWISE TRANSFERRED IN ANY MANNER AND SUCH COMMON STOCK MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

And each certificate for the Shares shall bear the following legend:

                  "THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."



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     Any  certificate  issued at any time in  exchange or  substitution  for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of the securities represented thereby) shall also bear a like legend unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions.

     Section 2. Exchange of Warrant Certificate. Any Warrant certificate may be exchanged for another certificate or certificates entitling a Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitles such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.

     Section 3. Term of Warrants; Exercise of Warrants; Market Price

     (a) Subject to the terms of this Agreement, each Warrantholder shall have the right, at any time during the period commencing at 9:00 a.m., Eastern Time, on March 17, 1998 (the "Commencement Date") and ending at 5:00 p.m., Eastern Time, on March 16, 2000 (the "Termination Date"), to purchase from the Company up to the number of fully paid and nonassessable Shares which such Warrantholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company at its principal office of the certificates evidencing the Warrants to be exercised, with the purchase form duly completed and signed, and upon payment to the Company of the Warrant Price (as determined in accordance with the provisions of Section 7 hereof) for the number of Shares in respect of which such Warrants are then exercised, but in no event for fewer than 100 Shares (unless fewer than an aggregate of 100 Shares are then purchasable under all outstanding Warrants held of record by a Warrantholder). The Termination Date shall be extended for such number of days as (i) the Shares are not covered by and may not be sold pursuant to an effective registration statement under the Securities Act for any reason whatsoever (including, without limitation, any stop order or suspension), (ii) the Common Stock is not traded on the Nasdaq OTC Bulletin Board, or (iii) the Shares are not listed on the principal exchange on which the Common Stock is listed or the Nasdaq Stock Market, if the Common Stock is listed thereon, or are not eligible for trading on the Nasdaq OTC Bulletin Board, and for a period of 30 days thereafter. Payment of the aggregate Warrant Price shall be made in cash or by certified or cashier's check or any combination thereof.

     (b) Upon surrender of Warrant certificates and payment of the Warrant Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of a Warrantholder, and (subject to Section 11 hereof) in such name or names as such Warrantholder may designate, a certificate or certificates for the number of full Shares so



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acquired  upon the exercise of the Warrant,  together  with cash, as provided in
Section 9 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of surrender of the Warrants being exercised and payment of the Warrant Price notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Warrants shall be exercisable at the election of a Warrantholder either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining portion of the Warrants shall be issued by the Company.

     (c) For all purposes of this Agreement, the term "Market Price" as of any specified date shall mean: (i) if the Common Stock is listed or admitted for trading on one or more United States national securities exchanges, the average daily closing price for the last five trading days for the Common Stock on such exchanges as may be designated by the Board of Directors of the Company (the "Board") as the principal exchange in the United States on which the Common Stock is listed; (ii) if the Common Stock is not listed or admitted for trading on any United States national securities exchange, the average daily closing bid price for the last five trading days for the Common Stock on the Nasdaq National or SmallCap Market ("Nasdaq"); or (iii) if the Common Stock is not listed or admitted for trading on a United States national securities exchange or on Nasdaq, the average closing bid price for the last five trading days of the Common Stock on the Nasdaq OTC Bulletin Board as reported by the National Quotation Bureau Inc. In the event that it is impracticable for the Board to establish the Market Price of the Common Stock pursuant to this Section 3 on any specified date, the "Market Price" shall be determined in good faith by the Board, such determination to be conclusive.

     Section 4. Payment of Taxes. The Company will pay all taxes and fees, if any, attributable to the initial issuance of the Warrants or the issuance of the Shares upon exercise of the Warrants, except that the Company shall not be required to pay any tax or fee which may be payable in respect of any secondary transfer of the Warrants or such Shares.

     Section 5. Mutilated or Missing Warrants. In case the certificate or certificates evidencing any Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the affected Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant and, if requested, at the cost and expense of the Warrantholder, a bond of indemnity in form and amount



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satisfactory to the Company. Applicants for such substitute Warrant certificates shall also comply with such other reasonable regulations as the Company may prescribe.

     Section 6. Reservation of Shares. There has been reserved, and the Company shall at all times keep reserved so long as any Warrants remain outstanding, out of its authorized share capital, such number of shares of Common Stock as shall be subject to purchase under all outstanding Warrants. Every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock and other securities as shall be requisite for such purpose. The Company will supply every such transfer agent with duly executed stock and other certificates, as appropriate, for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 9 hereof.

     Section 7. Adjustment of Number and Kind of Securities. The Warrant Price and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events, as follows:

     7.1. Adjustments.

          (a) In case the Company shall (i) pay a dividend in Common Stock or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock, or (iv) issue, by reclassification of its Common Stock, other securities of the Company, the number of shares of Common Stock or other securities purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that each Warrantholder shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrants been exercised immediately prior to the happening of such event or any Record Date (as defined below) with respect thereto. For purposes hereof, "Record Date" shall mean the date of closing the transfer books of the Company for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of shareholders entitled to vote on any proposed merger, dissolution, liquidation or winding up of the Company. Any adjustment made pursuant to this subsection 7.1(a) shall become effective immediately on the effective date of such event retroactive to the Record Date, if any, for such event.

          (b) In the event the Company shall issue or sell any shares of Common Stock for a consideration per share less than the Warrant Price in effect immediately prior to such issue or sale, then the Warrant Price in effect immediately prior to such issue or sale, shall be reduced to such lesser price calculated to the nearest cent) as shall be determined



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     prior thereto by a fraction, the numerator of which shall be the sum of (i)
     the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such additional shares and (ii) the number of shares of Common Stock which the aggregate consideration received for the issuance or sale of such additional shares would purchase at the Warrant Price then in effect, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance or sale of such additional shares.

          (c) For the purpose of subsection 7.1(b), the following  subparagraphs
     (i) to (iii), inclusive, shall be applicable:

               (i) If at any time the Company shall issue or sell any rights to subscribe for, or any rights or options to purchase, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being hereinafter called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities shall be immediately exercisable, and the price per share for which Common Stock shall be issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (1) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of any such rights or options which shall relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (2) the total number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Warrant Price in effect immediately prior to the time of the issue or sale of such rights or options, then the total number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share, and except as provided in Section 7.1(i) below, no further adjustments of the Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities, upon the exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.




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               (ii)  If at  any  time  the  Company  shall  issue  or  sell  any
          Convertible Securities, whether or not the rights to exchange or convert thereunder shall be immediately exercisable, and the price per share for which Common Stock shall be issuable upon such conversion or exchange (determined by dividing (1) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (2) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, then the total number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, and, except as provided in Section 7.1(i) below, no further adjustments of the Warrant Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities. In addition, if any issue or sale of such Convertible Securities shall be made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Warrant Price shall have been or shall be made pursuant to other provisions of this subsection 7.1(c), no further adjustment of the Warrant Price shall be made by reason of such issue or sale.

               (iii) If at any time the Company shall set a Record Date for the purpose of entitling holders of Common Stock (1) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or (2) to subscribe for or purchase Common Stock or Convertible Securities, then such Record Date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (d) In case the Company shall distribute to all or substantially all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in subsection 7.1(b) above and rights in connection with a shareholder rights plan), then in each case the number of Shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Warrants by a fraction, of which the numerator shall be the then effective Warrant Price as of the date of such distribution



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     calculated  pursuant to this Section 7, and of which the denominator  shall be such then effective Warrant Price on such date minus the then Fair Value (determined as provided below) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants or convertible securities applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the Record Date for the determination of shareholders entitled to receive such distribution.

          For all purposes of this Agreement, "Fair Value" shall be determined in good faith by the Board, such determination to be conclusive.

          (e) No adjustment in the number of Shares purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Shares then purchasable upon the exercise of the Warrants; provided that any adjustments which by reason of this subsection 7.1(e) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

          (f) Whenever the number of Shares purchasable upon the exercise of a Warrant is adjusted, as herein provided, the Warrant Price payable upon exercise of such Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable upon the exercise of the Warrant immediately thereafter. In addition, whenever the Warrant Price shall be adjusted, the number of Shares purchasable upon exercise hereof simultaneously shall be adjusted by multiplying the number of Shares issuable immediately prior to such adjustment by the Warrant Price in effect immediately prior to such adjustment and dividing the product so obtained by the Warrant Price, as adjusted.

          (g) Whenever the number of Shares purchasable upon the exercise of Warrants, and/or the Warrant Price, are adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholders by first class mail, postage prepaid, notice of such adjustment and a statement of the chief accounting officer of the Company setting forth the number of Shares purchasable upon the exercise of the Warrants and the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

          (h) For the purpose of this subsection 7.1, the term Common Stock shall mean (i) the class of Common Stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of shares resulting from successive changes



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     or reclassification of the Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 7, a Warrantholder shall become entitled to purchase any securities of the Company other than Common Stock, (i) if the Warrantholders' right to purchase is on any other basis than that available to all holders of the Common Stock, the Board shall determine the Fair Value of such other securities and (ii) thereafter the number of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 7.

          (i) Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the number of Shares purchasable upon exercise of the Warrants, to the extent the Warrants have not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may
     be) on the basis of (A) the fact that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Shares purchasable upon exercise of the Warrants by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

     7.2. No Adjustment for Dividends. Except as provided in subsection 7.1, no adjustment to the Warrants or any provision or condition thereof in respect of any dividends or distributions out of earnings of the Company shall be made during the term of the Warrants or upon the exercise of Warrants.

     7.3 No Adjustment in Certain Cases. No adjustment shall be made pursuant to
Section 7 hereof in connection with the grant or exercise of options to purchase Common Stock under any of the Company's employee benefit plans existing as of the date hereof or of the exercise of any outstanding warrants.

     7.4. Preservation of Purchase Rights upon Reclassification, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another entity or in case of any sale or conveyance to another entity of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or



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purchasing  entity, as the case may be, shall execute with the Warrantholders an agreement that the Warrantholders shall have the right thereafter, upon exercise of the Warrants and payment of the Warrant Price in effect immediately prior to such consolidation, merger or sale, to purchase the kind and amount of shares and other securities and property which it would have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Warrants been exercised immediately prior thereto. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986 (or any successor provision), in which the Company is the surviving corporation, the right to purchase Shares under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation (after such event) shall agree to substitute for the Warrants its warrants entitling the holder thereof to purchase the kind and amount of shares and other securities and property which it would have been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this subsection 7.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 7 hereof, and shall contain substantially the same terms, conditions and provisions as are contained herein immediately prior to such event. The provisions of this subsection 7.4 shall similarly apply to successive consolidations, mergers, sales or conveyances.

     7.5. Nominal Value of Common Stock. Before taking any action which would cause an adjustment effectively reducing the portion of the Warrant Price allocable to each share of Common Stock below the then nominal value per share of Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully-paid and nonassessable Shares upon exercise of the Warrants.

     7.6. Independent Public Accountants. The Company may retain a firm of independent public accountants in the United States (which may be any such firm regularly employed by the Company) to make any computation required under this
Section 7, and a certificate signed by such firm shall be evidence of the correctness of any computation made under this Section 7.

     7.7. Statement on Warrant Certificates. Irrespective of any adjustments in the number of securities issuable upon exercise of the Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its reasonable discretion, make any change in the form of the Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate hereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

     Section 8. Fractional Interests. The Company shall not be required to issue fractional Shares upon the exercise of any Warrant. If any fraction of a Share would, except for the provisions of this Section 8 be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Market Price (of the Common Stock for the 20 consecutive trading days immediately preceding the date the certificates evidencing the Warrants to be exercised are received by the Company at its principal office) multiplied by such fraction.

     Section 9. No Rights as Shareholder; Notices to Warrantholders. Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder or any transferee of any rights as a shareholder of the Company, including (without limitation) the right to vote, receive dividends, consent or receive notices as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter. If, however, at any time prior to the expiration of the Warrants and prior to their exercise in full, any one or more of the following events shall occur:

          (a) any action which would require an  adjustment  pursuant to Section
     7.1 or 7.4; or

          (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed;

then the Company shall give notice in writing of such event to each of the Warrantholders, as provided in Section 12 hereof, at least 20 days prior to the date fixed as the Record Date. Such notice shall specify such Record Date. Failure to mail or receive such notice or any defect therein shall not affect the validity of any action taken with respect thereto.

     Section 10. Restrictions on Transfer. The Warrantholder agrees and undertakes that if the Warrantholder proposes to sell or otherwise transfer any Warrants or Shares issuable upon exercise thereof, and if such Shares are not then registered for resale pursuant to an effective registration statement under the Securities Act, the Warrantholder proposing to make such transfer shall give written notice to the Company describing briefly the manner in which any such proposed transfer is to be made and no such transfer shall be made unless the Company shall have received an opinion of counsel for the Warrantholder reasonably acceptable to the Company, that registration under the Securities Act is not required with respect to such transfer.

     Section 11. Registration Rights.

     11.1 Registration Statement. The Company shall:

          (a) promptly, prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") covering the resale of the Shares issuable upon exercise of the Warrants by the Warrantholder from time to time on the Nasdaq OTC Bulletin Board, or on such securities market or system on which the Common Stock shall then be publicly traded, or in privately negotiated transactions;

          (b) use its best efforts, subject to receipt of necessary information from the Warrantholder, to cause the Registration Statement to become effective as soon as possible thereafter;

          (c) prepare and file with the Commission such supplements and amendments to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act until the later of such time as all of the Shares have been sold pursuant thereto or, by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, such Shares are no longer required to be registered for the unrestricted sale thereof by the Warrantholder;

          (d) furnish to the Warrantholder such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Warrantholder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares held by the Warrantholder, provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Warrantholder shall be subject to the receipt by the Company of reasonable assurances from the Warrantholder that the Warrantholder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

          (e) file documents required of the Company for normal blue sky clearance in all states, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

          (f) bear all expenses in connection  with the procedures in paragraphs
     (a) through (e) of this Section 11.1, other than brokerage commissions or placement agent fees and fees and expenses, if any, of counsel or other advisers to the Warrantholder with respect to the registration and resale of the Shares; and

          (g) use its best efforts to have the Registration Statement (or any supplement or amendment to the Registration Statement, if applicable) declared effective by the

     Commission as soon as practicable after the filing thereof, but in no event later than June 30,1998.

     11.2 Limitations on Transfer. The Warrantholder agrees that it will not effect any disposition of the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statements referred to in Section 11.1 or pursuant to an available exemption from registration under the Securities Act and applicable state securities laws, and further that as a condition to inclusion of the Shares in the Registration Statement the Warrantholder agrees to provide to the Company such information as it may reasonably request in order to include such Shares in such Registration Statement.

     11.3 Prospectus Delivery Requirements. The Warrantholder agrees not to make any sale of the Shares, pursuant to the Registration Statement referred to in
Section 11.1 without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied. The Warrantholder acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to such Registration Statement has been filed by the Company and declared effective by the Commission or until the Company has amended or supplemented such prospectus. In the event that the Registration Statement has been suspended, the Company shall provide written notice of such suspension to the selling shareholders listed in the Registration Statement. In the event that such Registration Statement is no longer subject to such suspension, the Company shall provide written notice to such selling Shareholders that such Selling Shareholder may thereafter effect sales pursuant to said Registration Statement.


     11.4 Indemnification and Contribution.

          (a) For the purpose of this Section 11.4:

          (i) the term "Selling Shareholder" shall mean any person or entity selling Common Stock pursuant to the Registration Statement, and any affiliate thereof;

          (ii) the term  "Registration  Statement" shall include any preliminary
          prospectus,   final  prospectus,   exhibit,  supplement  or  amendment
          included in or relating to the Registration Statement; and

          (iii) the term "untrue statement" shall mean any untrue statement or alleged untrue statement of a material fact in the Registration Statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement, or arise out of any failure by the Company to fulfill any undertaking included herein or in the Registration Statement, and the Company promptly will reimburse such Selling Shareholder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Shareholder to comply with the covenants and agreements contained herein; provided further, that the indemnification contained in this Section 11.4 with respect to any prospectus after it has been amended or supplemented, shall not inure to the benefit of any Selling Shareholder (or any person controlling such Selling Shareholder) from whom the person asserting such loss, claim, damage, or liability shall have purchased Common Stock, that are the subject thereof if, after copies thereof have been delivered by the Company to such Selling Shareholder, such Selling Shareholder shall have failed to send or give a copy of the prospectus as then amended or supplemented, as the case may be, to such person at or prior to the confirmation of such sale of such Common Stock, to such person, and, if such loss, claim, damage or liability would not have arisen but for the failure of such Selling Shareholder to deliver the same.

          (c) The Warrantholder agrees to indemnify and hold harmless the Company (and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure of the Warrantholder to comply with its covenants and agreements contained herein, or any untrue statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Warrantholder specifically for use in preparation of the Registration Statement, and the Warrantholder promptly will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

          (d) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 11.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof. In the event that the indemnifying party shall have assume the defense of such action, such indemnifying party shall not enter into any compromise or settlement without the indemnified party's prior written consent, which consent shall not be unreasonably withheld, delayed or denied.

          (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section
     11.4 is due in accordance with its terms but for any reason is held to be unavailable or insufficient to hold harmless an indemnified party, the Company on the one hand and the Warrantholder on the other hand shall, in lieu of indemnifying such indemnified party, contribute to the aggregate losses, claims, damages or liabilities referred to in this Section 11.4 (including costs of any investigation and legal and other expenses reasonably incurred in connection therewith, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted), in such proportions as is appropriate to reflect the relative benefits received by the Company and the Warrantholder from any offering of Common Stock and the relative fault of the Company and the Warrantholder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the Warrantholder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission related to information supplied by the Company (including for this purpose information supplied by any officer, director, employee or agent of the Company) or to written information furnished to the Company by or on behalf of the Warrantholder specifically for use in the preparation of the Registration Statement or any amendment thereof or supplement thereto, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 11.4 in no case shall the Warrantholder be liable or responsible for any amount in excess of the proceeds received by the Warrantholder from the sale of the Registerable Shares included in the Registration Statement, provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11.4, each person, if any, who controls the Warrantholder within the meaning of
     Section 15 of the Securities Act or Section 20(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") shall have the same rights to contribution as the Warrantholder, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each director of the Company and each officer of the Company who shall have signed the Registration Statement shall have the same rights to contribution as the Company, subject to the immediately preceding sentence of this Section 11.4. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 11.4, notify such party or parties from whom contribution may be sought, and the omission so to notify such party or parties from whom contribution may be sought shall relieve the party or parties from whom contribution may be sought (if such party was unaware of such action, suit, or proceeding and was materially prejudiced by such omission) from any liability under this Section 11.4, but not from any other obligation it or they may have hereunder or other than under this
     Section 11.4. No party shall be liable for contribution with respect to the settlement of any action, suit, proceeding or claim effected without its written consent. The obligations of the Warrantholder to contribute pursuant to this Section 11.4 are several in proportion to its respective number of Registerable Shares included in the Registration Statement and not joint.

     11.5  Elimination  of Transfer  Restrictions.  The  limitations  imposed by
Section 11.2 upon the transferability of the Shares shall cease and terminate as to any particular Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement or at such time as an opinion of counsel of the Warrantholder satisfactory to the Company shall have been rendered to the effect that such restrictions are not necessary in order to comply with the Securities Act.

     11.6 Furnishing of Information. The Company shall:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act ("Rule 144");

          (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to the Warrantholder, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or periodic report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Warrantholder to sell such securities pursuant to Rule 144 without registration.

     Section 12. Notices. Any notice pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (i) if given by facsimile transmission on the business day on which such transmission is sent and confirmed, (ii) if given by air courier, two business days following the date it was sent or (iii) if mailed by certified mail, return receipt requested, ten business days following the date it was mailed, to the following addresses (unless another address is herein specified):

     If to the Warrantholder:

     To the address of the Warrantholder as shown on the books of the Company.

         If to the Company, addressed to:
         Casdim International Systems Inc.
         150 East 58th Street
         New York, New York 10155
         Attention: President
         Facsimile#: (212) 829-1705

Each party may from time to time change the address or fax number to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

     Section 13. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company and the Warrantholder shall bind and inure to the benefit of their respective successors and assigns.

     Section 14. Applicable Law. This Agreement shall be deemed to be a contract made under the laws of the state of New York and for all purposes shall be construed in accordance with the internal laws of said sate (without reference to its rules as to conflicts of laws).

     Section 15. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Warrantholder any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company and the Warrantholder.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the date and year first above written.


                                            CASDIM INTERNATIONAL SYSTEMS INC.



                                            By: _______________________________
                                                     Yehuda Shimshon
                                                     President

                  "THE WARRANTS REPRESENTED BY THIS CERTIFICATE, AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF SUCH WARRANTS, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH WARRANTS MAY NOT BE SOLD, ASSIGNED, EXCHANGED OR OTHERWISE TRANSFERRED IN ANY MANNER AND SUCH COMMON STOCK MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."




                                                      Warrant Certificate No. __


                        CASDIM INTERNATIONAL SYSTEMS INC.

                            (ORGANIZED UNDER THE LAWS
                            OF THE STATE OF DELAWARE)

                        WARRANTS TO PURCHASE COMMON STOCK

     This certifies that, for value received, [ ] (the "Warrantholder") is the registered owner of 100,000 warrants (the "Warrants") to purchase from Casdim International Systems Inc. (the "Company"), at any time prior to 5:00 p.m., Eastern Time, on March 16, 2000 (the "Termination Date"), one share of common stock of the Company, par value $0.01 per share (the "Common Stock") at an initial purchase price equal to 80% of the average closing bid and asked price of the Company's Common Stock as reported by the Nasdaq Bulletin Board (and if not quoted on the Nasdaq Bulletin Board as reported by National Quotation Bureau) on September 17, 1998 (the "Warrant Price"). The Warrants are subject to, and each Warrantholder, by acceptance of this certificate, consents to, all the terms and provisions of, the Warrant Agreement dated as of March 17, 1998, by and between the Company and the Warrantholder, pursuant to which the Warrants were issued (the "Warrant Agreement"). Any capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Warrant Agreement. The Termination Date may be extended for a further period as provided in Section 3 of the Warrant Agreement.

     The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form herein duly executed, and simultaneous payment of the Warrant Price for each Warrant exercised, at the principal office of the Company. Payment of such price shall be made at the option of each Warrantholder in cash or by certified or cashier's check.

     Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder effecting such partial exercise a new Warrant Certificate in respect of the Common Stock as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of shares of Common Stock as here evidenced by the Warrant or Warrants exchanged. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agreement.

     This Warrant Certificate does not entitle any Warrantholder to any of the rights of a shareholder of the Company.

                     [This space intentionally left blank.]

                                               CASDIM INTERNATIONAL SYSTEMS INC.


                                               By: _______________________
                                                    Yehuda Shimshon
                                                     President



ATTEST:

By: ____________________________



Dated: March 17, 1998

                                  PURCHASE FORM

Casdim International Systems Inc.
150 East 58th Street
New York, New York 10155

     Pursuant to Section 3 of the Warrant Agreement, the undersigned hereby irrevocably elects to exercise the right of purchase represented by this Warrant Certificate for, and to purchase thereunder, __________ shares of Common Stock provided for therein, and requests that certificates for such Common Stock be issued in the name of:

                       -----------------------------------
  (Please Print or Type Name(s), Address and Taxpayer Identification Number(s))

                       -----------------------------------

                       -----------------------------------

                       -----------------------------------

If this Warrant Certificate is hereby being exercised with respect to fewer than all the shares of Common Stock specified herein, please issue a new Warrant Certificate for the unexercised balance of the Warrants, registered in the name of the undersigned Warrantholder or his assignee as below indicated and delivered to the address stated below.

Dated: _______________________

Name of Warrantholder(s)
    or Assignee(s) (Please Print):  _____________________________

                                    -----------------------------

Address (Please Print): ______________________________________

                  --------------------------------------------

Signature(s):     ____________________________________________

                  --------------------------------------------

                  Note: The above signature(s) must correspond exactly with the name(s) as written upon the face of this Warrant Certificate, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

                                   ASSIGNMENT
                 (To be signed only upon assignment of Warrants)

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

                       -----------------------------------

                       -----------------------------------

                       -----------------------------------

     (Name(s) and Address(es) of Assignee(s) Must be Printed or Typewritten)

the  within   Warrants,   hereby   irrevocably   constituting   and   appointing
________________________ the undersigned's attorney-in-fact to transfer said Warrants on the books of the Company, with full power of substitution.


Dated:  __________              ___________________________________

                                -----------------------------------
                                Signature(s) of Registered Holder(s)


                  Note: The above signature(s) must correspond exactly with the name(s) as written upon the face of this Warrant Certificate, without alteration or enlargement or any change whatever.





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